UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

May 11, 2020

Date of Report (Date of earliest event reported)

Sipup Corporation

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-185408	99-0382107
(Commission File Number)	(IRS Employer Identification No.)

30 Wall St. 8th floor, New York, NY 10005

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (212)634-4360

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Section 4. Matters Related to Accountants and Financial Statements

Item 4.01. Changes in Registrant’s Certifying Accountant.

On May 20, 2020 (the “Dismissal Date”), the Board of Directors (the “Board”) of Sipup Corporation (the “Company”) dismissed Weinstein & Co C.P.A. (“Weinstein”) as the independent registered public accounting firm for the Company. On May 20, 2020, the Board engaged Halperin CPA, Financial Consulting & Management (“Halperin”) as the Company’s new independent registered public accounting firm. The decision to dismiss Weinstein resulted from an order (the “Order”) of the Securities and Exchange Commission (the “SEC”) denying W&CO the privilege of appearing or practicing before the SEC.

The reports of Weinstein on the Company’s financial statements for the two most recent fiscal years did not contain an adverse or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, other than an explanatory paragraph relating to the Company's ability to continue as a going concern.

During the two most recent fiscal years and through the Dismissal Date, there were (i) no disagreements between the Company and Weinstein on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreement, if not resolved to the satisfaction of Weinstein, would have caused Weinstein to make reference thereto in their reports on the consolidated financial statements for such years, and (ii) no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

The Company provided Weinstein with a copy of this Form 8-K and requested that Weinstein furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not Weinstein agrees with the above statements. A copy of such letter, dated December 28, 2020, is attached as Exhibit 16.1.

During the Company’s two most recent fiscal years and in the subsequent interim period through the Dismissal Date, neither the Company or anyone on its behalf consulted with Halperin regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided to the Company by Halperin that was an important factor considered by the Company in reaching a decision as to the accounting, auditing, or financial reporting issue; or (ii) any matter that was the subject of either a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-K or a reportable event as described in Item 304(a)(1)(v) of Regulation S-K.

Item 8.01 Other Events

On December 14, 2020, the Company disclosed on a current report on Form 8-K that it previously entered into a non-binding Letter of Intent to merge with VeganNation Services Ltd., a company formed under the laws of the State of Israel (“VeganNation”). VeganNation, a global company building an all-encompassing plant-based conscious consumer ecosystem, seeks to connect and empower plant-based and sustainable businesses with consumers who seek such products. VeganNation has, on November 26, 2020, entered into a non-binding Letter of Intent (the “LOI”) to acquire a vegan industry company located in the United States (the “Target”) for a $4 million acquisition. VeganNation has assigned the LOI to the Company, and the Company intends to consummate the acquisition directly. These and other terms in the LOI may be adjusted, subject to completion by the Company of its due diligence review and subsequent negotiation with the Target.

No assurances can be provided that either the acquisition of the Target nor the merger between the Company and VeganNation will be successfully concluded.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 16.1 Auditor’s Letter dated December 28, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: December 29, 2020

Sipup Corporation

By:	/s/ Isaac Thomas
Chief Executive Officer